Exhibit 99.2
WRITTEN STATEMENT
PURSUANT TO
18 U.S.C. SECTION 1350

The undersigned, Stephen J. Giusto the Chief Financial Officer, of Resources Connection, Inc. (the “Company”), pursuant to
18 U.S.C. §1350, hereby certifies that, to my knowledge:

(i)    the Report on Form 10-K of the Company (the “Report”) fully complies with the requirements of section 13(a) or
15(d) of the Securities Exchange Act of 1934; and

(ii)    the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 23, 2002.

/s/ STEPHEN J. GIUSTO
Stephen J. Giusto
Chief Financial Officer and Executive Vice President of Corporate Development